Exhibit 10.2
                             SUBORDINATION AGREEMENT

         This Subordination Agreement (this "Agreement") is made as of this 1st day of September, 2000, by and between GATX CAPITAL CORPORATION, a Delaware corporation ("Senior Creditor") having its principal place of business at Four Embarcadero Center, Suite 2200, San Francisco, California 94111, and BARCLAYS BANK PLC, having its principal place of business at 222 Broadway, New York, NY 10038 ("Creditor").

                                    Recitals

         A. Chadmoore Wireless Group, Inc. ("Chadmoore") and certain of its subsidiaries (collectively, "Borrower") have obtained certain loans or other credit accommodations from Senior Creditor which are secured by all of the assets of Borrower, pursuant to a Senior Secured Loan Agreement, dated as of March 2, 1999, as amended, between Borrower and Senior Creditor (as the same may from time to time be amended, modified, supplemented, restated or replaced, the "Senior Loan Agreement") and the other documents executed in connection therewith (together with the Senior Loan Agreement, the "Senior Credit Documents"). All of the Obligations (as defined in the Senior Loan Agreement) together with any obligations arising under this Agreement are referred to herein as the "Senior Obligations". All capitalized terms used and not defined herein shall have the respective meanings given to such terms in the Senior Loan Agreement.

         B. Chadmoore has entered into an Agreement and Plan of Reorganization, dated as of August 21, 2000, with Nextel Communications, Inc. and Nextel Finance Company (the "Acquisition Agreement").

         C. Creditor has extended or will extend certain loans to Borrower as evidenced by a promissory and other documents from time to time (as the same may from time to time be amended, modified, supplemented, extended, renewed, restated or replaced, the "Subordinated Debt") made by Borrower in favor of Creditor.

         D. Senior Creditor has entered into an amendment to the Senior Loan Agreement which permits, among other things, Borrower to (i) incur the Subordinated Debt to Creditor in a principal amount not to exceed $32,500,000 and (ii) to grant Liens to Creditor to secure the Subordinated Debt. Senior Creditor is further willing to acknowledge the Lien of Creditor in the capital stock of the subsidiaries of Chadmoore represented by certificates held in pledge by Lender and confirm that it is aware of no other Liens held by any Person other than those of Creditor.

         E. In order to induce Senior Creditor to continue to extend credit to Borrower, Creditor is willing to enter into this Subordination Agreement.

         NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

         1. The Subordinated Debt is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full in cash of all of the Senior Obligations.

         (a) Insolvency Proceedings. If there shall occur any receivership, insolvency assignment for the benefit of creditors, bankruptcy (voluntary or involuntary), reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of Borrower, (i) Senior Creditor shall be entitled to receive payment in full in cash of all Senior Obligations (including any interest thereon accruing at the contract rate after the commencement of any such proceedings, whether or not allowed as a claim in such proceedings) then outstanding before Creditor shall be entitled to receive any payment or distribution, whether in cash, securities or other property, in respect of the principal of, interest on or other amounts due with respect to the Subordinated Debt at the time outstanding, and (ii) any payment or distribution, whether in cash, securities or other property, which would otherwise (but for this Section
1) be payable or deliverable in respect of the amounts due under with respect to the Subordinated Debt shall be paid or delivered directly to Senior Creditor.

         (b) Payments on Subordinated Debt. Except as set forth below in this
Section 1(b), notwithstanding any provision to the contrary contained in the Subordinated Debt or elsewhere, until Senior Creditor has received payment in full in cash of all Senior Obligations, unless Senior Creditor shall otherwise consent in writing, Borrower shall not make, and Creditor shall not accept and receive, any payments of principal, accrued interest or other amounts due with respect to the Subordinated Debt. However:

             (i) so long as Creditor has not received notice in writing from Senior Creditor that a Default or Event of Default has occurred and is continuing under the Senior Credit Documents, Borrower may make and Creditor may accept and receive monthly payments of interest only on then outstanding Subordinated Debt during any period from the termination of the Acquisition Agreement pursuant to Section 9.01 thereof until 180 days have passed since such termination;

             (ii) so long as arrangements satisfactory to Senior Creditor in its sole discretion have been made so that the Senior Obligations will be repaid substantially contemporaneously in full in cash, Borrower may repay all or a portion of the Subordinated Debt on the Closing Date (as defined in the Acquisition Agreement); and

             (iii) so long as Creditor has not received notice in writing from
                  Senior Creditor that a Default or Event of Default has occurred and is continuing under the Senior Credit Documents, then, not earlier than the date on which 180 days have passed since the termination of the Acquisition Agreement under
                  Section 9.01 thereof, Borrower may repay the Subordinated Debt with the proceeds of the incurrence of new debt or the sale of equity securities.

         (c) Acceleration; Enforcement Rights. Creditor, prior to the payment in full in cash of the Senior Obligations shall have no right to accelerate the maturity of the amounts due under the Subordinated Debt or otherwise demand payment thereof, enforce any claim with


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

respect to the amounts due under the Subordinated Debt, institute or attempt to institute any bankruptcy or insolvency proceedings against Borrower or otherwise to take any action against Borrower or Borrower's property without the prior written consent of Senior Creditor.

         (d) Turnover of Payments. Except for payments permitted under Section 1(b), should any payment or distribution whether in cash, securities or other property, be received by Creditor upon or with respect to the amounts payable with respect to the Subordinated Debt by any means, including, without limitation, setoff, prior to the payment in full in cash of the Senior Obligations, Creditor shall receive and hold the same in trust, as trustee, for the benefit of Senior Creditor, and shall forthwith deliver the same to Senior Creditor in precisely the form received for application to the Senior Obligations (whether or not they are then due).

         (e) Subrogation. Subject to the prior payment in full in cash of all Senior Obligations and the termination of any commitments to lend under the Senior Loan Agreement, Creditor shall be subrogated to the rights of Senior Creditor (to the extent of the payments or distributions made to Senior Creditor pursuant to the provisions of this Section 1) to receive payments and distributions of assets of Borrower applicable to the Senior Obligations. No such payments or distributions applicable to the Senior Obligations shall, as between Borrower and its creditors, other than the Senior Creditor and Creditor, be deemed to be a payment by Borrower to or on account of the Subordinated Debt; and for purposes of such subrogation, no payments or distributions to Creditor to which Creditor would be entitled except for the provisions of this Section 1 shall, as between Borrower and its creditors, other than the Senior Creditor and Creditor, be deemed to be a payment by Borrower to or on account of the Senior Obligations.

         (h) No Impairment. Subject to the rights, if any, of Senior Creditor under this Section 1 to receive cash, securities or other properties otherwise payable or deliverable to Creditor and the other restrictions set forth in this
Section 1, the provisions of this Section 1 shall not impair, as between Borrower and Creditor, the obligation of Borrower, subject to the terms and conditions hereof, to pay to Creditor the principal and interest on the Subordinated Debt as and when the same become due and payable or shall prevent Creditor, upon the occurrence of a default under the Subordinated Debt from exercising all rights, powers and remedies provided therein or by applicable law.

         (i) Lien Subordination. Any Lien of Creditor on any assets or property of Borrower or any proceeds or revenues therefrom which Creditor may have at any time as security for any amounts due and obligations with respect to the Subordinated Debt shall be subordinate to all liens and security interests now or hereafter granted to Senior Creditor by Borrower or by law, notwithstanding the date or order of attachment or perfection of any such Lien or the provisions of any applicable law. Until payment in full in cash of all of the Senior Obligations, Creditor agrees that a Senior Creditor may dispose of any or all of the collateral for the Senior Obligations free and clear of any and all Liens in favor of Creditor in accordance with applicable law including taking title to such collateral after notice to Creditor. Creditor agrees that any such sale or other disposition by Senior Creditor as is necessary to satisfy in full, all of the Senior Obligations shall be made free and clear of any Lien granted to Creditor provided the entire proceeds (after deducting reasonable expenses of sale) are applied to reduce the Senior Obligations. Upon the request of Senior Creditor, Creditor shall execute

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

and deliver or cause to be executed and delivered any releases or other documents and agreements that Senior Creditor may reasonably request to dispose of the collateral for the Senior Obligations free of any Lien of Creditor in such collateral.

         (j) Continuing Subordination. The subordination effected by these provisions is a continuing subordination and may not be modified or terminated by Creditor until payment in full in cash of the Senior Obligations. At any time and from time to time, without consent of or notice to Creditor, and without impairing or affecting the obligations of Creditor hereunder: (i) the time for Borrower's performance of, or compliance with any agreement relating to Senior Obligations may be modified or extended or such performance may be waived; (ii) Senior Creditor may exercise or refrain from exercising any rights under any agreement relating to the Senior Obligations; (iii) so long as the aggregate principal amount of the Senior Obligations is not increased, any agreement relating to the Senior Obligations may be revised, amended or otherwise modified for the purpose of adding or changing any provision thereof or changing in any manner the rights of Borrower, Senior Creditor or any guarantor thereunder; (iv) payment of Senior Obligations or any portion thereof may be accelerated or extended or refunded or any instruments evidencing the Senior Obligations may be renewed in whole or in part; (v) any Person liable in any manner for payment of the Senior Obligations may be released by Senior Creditor; (vi) so long as the aggregate principal amount of the Senior Obligations is not increased, Senior Creditor may make loans or otherwise extend credit to Borrower whether or not any default or event of default exists with respect to such Senior Obligations; and (vii) Senior Creditor may take and/or release any Lien at any time on any collateral now or hereafter securing the Senior Obligations and take or fail to take any action to perfect any Lien at any time granted therefor, and take or fail to take any action to enforce such Liens. Notwithstanding the occurrence of any of the foregoing, these subordination provisions shall remain in full force and effect with respect to the Senior Obligations, as the same may have been modified, extended, renewed or refunded. Creditor has established adequate, independent means of obtaining from Borrower on a continuing basis financial and other information pertaining to Borrower's financial condition. Creditor has received copies of the Senior Credit Documents.

         (k) Creditor's Waivers. Creditor hereby expressly waives for the benefit of Senior Creditor (i) all notices not specifically required pursuant to the terms of the Subordinated Debt whatsoever, including without limitation any notice of the incurrence of Senior Obligations; (ii) any claim which Creditor may now or hereafter have against Senior Creditor arising out of any and all actions which Senior Creditor in good faith, takes or omits to take with respect to the Senior Obligations (including, without limitation, (A) actions with respect to the creation, perfection or continuation of Liens in or on any collateral security for the Senior Obligations, (B) actions with respect to the occurrence of an Event of Default, (C) actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any of the collateral security for the Senior Obligations and (D) actions with respect to the collection of any claim for all or any part of the Senior Obligations or the valuation, use, protection or release of any collateral security for the Senior Obligations); and (iii) any right to require holders of Senior Obligations to exhaust any collateral or marshall any assets.

         2. Until the Senior Obligations are paid in full in cash, Creditor irrevocably appoints Senior Creditor as Creditor's attorney-in-fact, and grants to Senior Creditor a power of attorney


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

with full power of substitution, in the name of Creditor or in the name of Senior Creditor, for the use and benefit of Senior Creditor, without notice to Creditor, in any bankruptcy, insolvency or similar proceeding involving Borrower to (i) file the appropriate claim or claims in respect of the Subordinated Debt, if Senior Creditor elects, in its sole discretion, to file such claim or claims, if Creditor does not do so prior to 30 days before the expiration of the time to file claims in such proceeding, and (ii) accept or reject any plan or reorganization or arrangement on behalf of Creditor and to otherwise vote Creditor's claims in respect of any Subordinated Debt in any manner that Senior Creditor deems appropriate for the enforcement of its rights hereunder if Creditor has not accepted or rejected any plan of reorganization or arrangement or otherwise voted its claims on the date three (3) business days prior to the deadline for doing so. If Senior Creditor files such claims as permitted hereunder, Creditor hereby agrees to promptly take such actions as may be requested at any time and from time to time by Senior Creditor to assist in the collection of Creditor's claims for the account of Senior Creditor until the Senior Obligations have been paid in full in cash and to file appropriate proofs of claim in respect thereof, to execute and deliver such powers of attorney, assignments and other instruments as Senior Creditor may request in order to enable it to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or in respect of such Creditor's claims; provided, that if after collection on account of the claims of Senior Creditor and on account of the claims of Creditor of an amount sufficient to pay in full in cash the Senior Obligations, any excess amount so collected and received on account of Creditor's claims or Senior Creditor's claims shall be paid over to Creditor or to whomever else a court of competent jurisdiction may direct.

         3. Creditor shall immediately affix a legend to the instruments evidencing the Subordinated Debt stating that the instruments are subject to the terms of this Agreement. No amendment of the documents evidencing or relating to the Subordinated Debt shall directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt or the subordination of the security interest or lien that Creditor may have in any property of Borrower. By way of example, such instruments shall not be amended to (i) increase the rate of interest with respect to the Subordinated Debt, or (ii) accelerate the payment of the principal or interest or any other portion of the Subordinated Debt.

         4. This Agreement shall remain effective for so long as Borrower owes any Senior Obligations. If, at any time after payment in full of the Senior Debt, any payments of the Senior Debt must be disgorged by Senior Creditor for any reason (including, without limitation, a proceeding described in Section 1(a)), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Creditor shall immediately pay over to Senior Creditor all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder and to the extent such payments are not similarly required to be disgorged.

         5. This Agreement shall bind any successors or assignees of Creditor and shall benefit any successors or assignees of Senior Creditor. This Agreement is solely for the benefit of Creditor and Senior Creditor and not for the benefit of Borrower or any other party.

         6. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. This Agreement shall become effective only when it shall have been executed by Creditor and Senior Creditor (provided, however, in no event shall this Agreement become effective until signed by an officer


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

of Senior Creditor in California). Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

         7. This Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to conflicts of law principles. Creditor and Senior Creditor submit to the exclusive jurisdiction of the state and federal courts located in the City and County of San Francisco, California. CREDITOR AND SENIOR CREDITOR WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN.

         8. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. This Agreement is the result of negotiations between and has been reviewed by each of Senior Creditor and Creditor as of the date hereof and their respective counsel; accordingly, this Agreement shall be deemed to be the product of the parties hereto, and no ambiguity shall be construed in favor of or against either party. Creditor is not relying on any representations by Senior Creditor or Borrower in entering into this Agreement. This Agreement may be amended only by written instrument signed by Creditor and Senior Creditor.

         9. In the event of any legal action to enforce the rights of a party under this Agreement, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys' fees, incurred in such action.

         10. Promptly upon a default under the instruments governing the Subordinated Debt, Creditor shall provide Senior Creditor with written notice of such default.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

" Creditor"                                         "Senior Creditor"

BARCLAYS BANK PLC                                   GATX CAPITAL CORPORATION


By:     /s/ Philip Capparis                         By:    /s/Michael Liebsch
Title:   Director                                   Title:  Managing Director


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

The undersigned approves of the terms of this Agreement.

"Borrower"

CHADMOORE WIRELESS GROUP, INC.
as Representative for the Borrowers under the Senior Loan Agreement


By:     /s/Robert W. Moore

Title:   President

























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